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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Transition Systems, Inc. on Forms S-8 (File No. 333-10411 and File
No. 333-10413) of our report, dated November 17, 1997, on our audits of the consolidated financial statements of Transition Systems, Inc. as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-K.


                                           /s/ Coopers & Lybrand, L.L.P.

                                           Coopers & Lybrand, L.L.P.


Boston, Massachusetts
December 23, 1997